UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2022

FAZE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40083	84-2081659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 N. Cahuenga Blvd. Los Angeles, CA	90038
(Address of principal executive offices)	(Zip Code)

(818) 688-6373

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FAZE	The Nasdaq Stock Market
Warrants, each whole warrant exercisable for one share of common stock	FAZEW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Appointment

On August 25, 2022, the Board of Directors (the “Board”) of FaZe Holdings Inc. (the “Company”) appointed Christoph Pachler as its Chief Financial Officer, effective on or before October 3, 2022.

Before joining the Company, Mr. Pachler, age 55, served as Managing Director and Chief Financial Officer of Critical Content, LLC from 2016 to 2022. Prior to that, Mr. Pachler served as Executive Vice President and Chief Financial Officer of Playboy Enterprises, Inc. from 2010 to 2016, and as Senior Vice President – Strategy and Operations of Sony Pictures Entertainment (“Sony”) from 2008 to 2010. Named Divisional Chief Financial Officer/Senior Vice President in 2005, Mr. Pachler managed the financial aspects of Sony’s international TV division. Mr. Pachler joined Sony in 1997 as Finance Director. Beginning in 2002, Mr. Pachler focused on Sony’s business development and new initiatives as Vice President of Strategic Planning. Mr. Pachler began his career with The Kushner-Locke Company in 1994 and worked as finance director with Rysher Entertainment before joining Sony.

In connection with his appointment, the Compensation Committee of the Board approved, and Mr. Pachler and the Company entered into, an employment agreement dated August 25, 2022 (the “Employment Agreement”). The Employment Agreement provides for an initial term of employment of three years, with automatic one-year renewal terms unless either party gives prior written notice of intent not to renew the Employment Agreement.

Pursuant to the Employment Agreement, Mr. Pachler will be paid an annual base salary of $375,000 and he will be eligible to receive an annual cash bonus based on Company and individual target performance goals, with a target annual cash bonus equal to 100% of his annual base salary and a maximum annual cash bonus equal to 200% of his annual base salary. If 75% of both the Company and individual performance goals are met, Mr. Pachler’s annual bonus will not be less than 50% of his bonus target. The Employment Agreement further provides that the Company will recommend that the Board grant to Mr. Pachler 20,000 time-based restricted stock units, which will vest in equal installments on each of the first two anniversaries of the vesting commencement date (to be specified in the relevant award agreement), subject to Mr. Pachler’s continued employment through each applicable vesting date. The Company will also recommend that the Board grant to Mr. Pachler an additional 500,000 restricted stock units, which will consist of (i) 166,667 time-based restricted stock units, which will vest subject to Mr. Pachler’s continued employment through each of the first two anniversaries of the vesting commencement date (to be specified in the relevant award agreement), (ii) 166,666 performance-based restricted stock units which will vest or be forfeited on each of the first two anniversaries of the vesting commencement date based on the attainment of Company performance metrics determined by the Board, subject to Mr. Pachler’s continued employment through each such vesting date, and (iii) 166,666 performance-based restricted stock units which will vest or be forfeited on each of the first two anniversaries of the vesting commencement date based on the attainment of individual performance metrics determined by the Board, subject to Mr. Pachler’s continued employment through each such vesting date.

In addition, the Employment Agreement provides that upon a termination of his employment by the Company without cause or by Mr. Pachler for good reason (a “Qualifying Termination”), Mr. Pachler will be entitled to his accrued but unpaid annual bonus (if any) for the fiscal year immediately preceding the year in which his employment is terminated, his annual bonus for the year in which his employment is terminated based on the attainment of the applicable performance metrics at the actual level of performance, twelve months of annual base salary continuation, and reimbursement of COBRA premiums for a period of twelve months. If the Qualifying Termination occurs during the twenty-four month period following a Change in Control, then Mr. Pachler will be entitled to receive his accrued but unpaid annual bonus (if any) for the fiscal year immediately preceding the year in which his employment is terminated, his annual bonus for the year in which his employment is terminated based on the attainment of the applicable performance metrics at the actual level of performance, a lump sum payment equal to twelve months of his annual base salary, and reimbursement of COBRA premiums for a period of twelve months. The foregoing severance benefits are subject to the execution and nonrevocation of a release of claims in favor of the Company.

There was no other arrangement or understanding pursuant to which Mr. Pachler was selected as an officer of the Company. There are no family relationships between Mr. Pachler and any director or executive officer of the Company, or any person chosen by the Company to become a director or executive officer. There are no related party transactions in respect of the Company of the kind described in Item 404(a) of Regulation S-K in which Mr. Pachler has a material interest.

The preceding description of the Employment Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Change in Interim Chief Financial Officer

On August 29, 2022, the Board appointed Zach Katz as interim Chief Financial Officer, replacing Helen Webb, our former interim Chief Financial Officer, effective immediately until Mr. Pachler joins the Company as Chief Financial Officer.

Mr. Katz, age 51, has served as President and Chief Operating Officer of the Company since May 2022. From 2001 through 2005, Mr. Katz moved into music management, representing prominent artists, producers and songwriters. From 2006 through 2012, he co-founded and served as Chief Executive Officer of record label and music publishing company Beluga Heights in partnership with Sony Music and, later, Warner Brothers Records. Mr. Katz has since served as Executive Vice President, Chief Creative Officer, and then President of Records, Publishing and Operations of artist-centric, global music company BMG from 2012 to 2018. From 2019 through 2021, Mr. Katz co-founded and served as CEO of music-tech investment fund Raised In Space Enterprises, which focuses on raising the value of music via investments in forward-thinking founders and technology. Mr. Katz earned a J.D. from Loyola School of Law in Los Angeles and a B.A. from The University of Southern California.

There are no changes to Mr. Katz’s existing compensatory arrangements in connection with his interim appointment. There was no other arrangement or understanding pursuant to which Mr. Katz was selected as an officer of the Company. There are no family relationships between Mr. Katz and any director or executive officer of the Company, or any person chosen by the Company to become a director or executive officer. There are no related party transactions in respect of the Company of the kind described in Item 404(a) of Regulation S-K in which Mr. Katz has a material interest.

Item 7.01. Regulation FD Disclosure.

On August 25, 2022, the Company issued a press release announcing the appointment of Mr. Pachler as Chief Financial Officer. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated as of August 25, 2022, by and between FaZe Holdings Inc. and Christoph Pachler.

99.1	Press release, dated August 25, 2022, issued by FaZe Holdings Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAZE HOLDINGS INC.

Date: August 29, 2022	By:	/s/ Lee Trink
Name: Lee Trink
Title: Chief Executive Officer